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                                DECHERT PRICE & RHOADS
                                 1500 K Street, N.W.
                                      Suite 500
                               Washington, D.C.  20005
                                    (202) 626-3300




                                  December 12, 1997



The Marsico Investment Fund
1200 17th Street
Suite 1300
Denver, Colorado  80202

Gentlemen:

    In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of beneficial interest of The Marsico Investment Fund (the "Trust"), we have examined such matters as we have deemed necessary to give this opinion.

    On the basis of the foregoing, it is our opinion that the shares have been duly authorized and, when paid for as contemplated by the Trust's Registration Statement, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

                                            Very truly yours,

                                            Dechert Price & Rhoads